UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2019

Chicken Soup for the Soul Entertainment, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 861-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 17, 2019, Chicken Soup for the Soul Entertainment, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with HCFP/Capital Markets LLC acting as representative for several underwriters (the “Underwriters”) relating to the offer and sale to the public (the “Offering”) of (i) 138,700 shares (the “Firm Shares”) of the Company’s 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 (“Series A Preferred Stock”) and (ii) up to an additional 20,805 shares of Series A Preferred Stock (the “Option Shares” and together with the Firm Shares, the “Shares”) pursuant to an over-allotment option, exercisable for 30 days, granted to the Underwriters.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

ITEM 8.01.	OTHER EVENTS.

On April 22, 2019, the Company consummated the Offering of the Shares, including the Underwriters’ full exercise of the over-allotment option. The Shares were sold at a price of $25.00 per share. The Offering of Shares generated total net proceeds, after deducting underwriting discounts and commissions, nonaccountable expense allowance, financial advisory fees, and other offering expenses, of approximately $3.7 million.

The Offering was made pursuant to a prospectus supplement dated April 17, 2019 and an accompanying base prospectus, which are part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-227596), which was declared effective on October 19, 2018.

The Benchmark Company, LLC and HCFP/Capital Markets LLC and acted as joint bookrunning managers of the Offering.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 17, 2019.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2019	CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT, INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer